Exhibit 5.1

1 Financial Center Boston, MA 02111 617 542 6000 mintz.com

June 3, 2024

Elicio Therapeutics, Inc.
451 D Street, 5th Floor
Boston, Massachusetts 02210

Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Elicio Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company of a Registration Statement on Form S-3, as amended (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”) with the Securities and Exchange Commission (the “Commission”). The Registration Statement relates to the registration for resale by the selling stockholder named in the Registration Statement (the “Selling Stockholder”) of up to 2,245,702 shares (the “Shares”) of the Company’s common stock, $0.01 par value per share (“Common Stock”). The Shares include (A) 1,213,000 shares of Common Stock that were issued pursuant to a subscription agreement, dated December 22, 2023, by and among the Company and the purchaser named therein (the “Issued Shares”) and (B) 1,032,702 shares of Common Stock (the “Pre-Funded Warrant Shares”) issuable upon the exercise of outstanding pre-funded warrants (the “Pre-Funded Warrants”) that were issued pursuant to a subscription agreement, dated March 18, 2024, by and among the Company and the purchaser named therein. This opinion is being rendered in connection with the filing of the Registration Statement with the Commission. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

In connection with this opinion, we have examined the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, each as currently in effect; such other records of the corporate proceedings of the Company and certificates of the Company’s officers as we have deemed relevant; and the Registration Statement and the exhibits thereto.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies, and the truth and correctness of any representations and warranties contained therein. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company.

Our opinion expressed herein is limited to the General Corporation Law of the State of Delaware and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

BOSTON LOS ANGELES MIAMI NEW YORK SAN DIEGO SAN FRANCISCO TORONTO WASHINGTON

MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.

MINTZ

June 3, 2024

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

Based upon and subject to the foregoing, it is our opinion that the Issued Shares are validly issued, fully paid and non-assessable, and that the Pre-Funded Warrant Shares, when issued by the Company against payment therefor (not less than par value) in the circumstances contemplated by the Pre-Funded Warrants, in accordance with the terms of the Pre-Funded Warrants, will be validly issued, fully paid and non-assessable.

We understand that you wish to file this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act, and we hereby consent thereto. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,
/s/ Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.